Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R, Class Y and Class Z Shares' Prospectus of Pioneer Cullen Value Fund, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y and Class Z Shares' Statement of Additional Information of Pioneer Cullen Value Fund, and to the incorporation by reference of our report, dated August 24, 2011, on the financial statements and financial highlights of Pioneer Cullen Value Fund, included in the Annual Report to the Board of Trustees and Shareowners for the year ended June 30, 2011 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A, No. 333-120144) of Pioneer Series Trust III.


                                        ERNST & YOUNG LLP

Boston, Massachusetts
October 24, 2011